ADS LETTER OF TRANSMITTAL
TO TENDER AMERICAN DEPOSITARY SHARES
EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS
OF
ENDESA, S.A.
PURSUANT TO THE U.S. OFFER TO PURCHASE
DATED JULY 30, 2007
BY
ACCIONA, S.A.
AND
BY
ENEL ENERGY EUROPE S.r.L.,
A WHOLLY-OWNED SUBSIDIARY OF
ENEL S.p.A.

The U.S. Offer and withdrawal rights will expire at 6:00 p.m., New York City time, on October 1, 2007, unless Acciona, S.A. and Enel Energy Europe S.r.L. extend the U.S. Offer or unless it lapses or is withdrawn.

THE U.S. TENDER AGENT FOR THE U.S. OFFER IS:

BY MAIL	BY HAND	BY OVERNIGHT DELIVERY
The Bank of New York	The Bank of New York	The Bank of New York
Endesa, S.A.	Reorganization Services	Endesa, S.A.
P.O. Box 859208	101 Barclay Street	161 Bay State Drive
Braintree, MA 02185	Receive and Deliver Window	Braintree, MA 02184
Street Level
New York, NY 10286

BY FACSIMILE TRANSMISSION
(FOR ELIGIBLE INSTITUTIONS ONLY)
(781) 930-4939

CONFIRMATION RECEIPT OF FACSIMILE BY
TELEPHONE ONLY
(781) 930-4900

Delivery of this ADS Letter of Transmittal to an address other than as set forth above will not constitute delivery to the U.S. Tender Agent. You must sign this ADS Letter of Transmittal in the appropriate space provided below unless an agent’s message (as defined below) is utilized. Delivery of this ADS Letter of Transmittal to DTC (as defined below) will not constitute delivery to the U.S. Tender Agent.

Please read the instructions accompanying this ADS Letter of Transmittal carefully before completing this ADS Letter of Transmittal. Ordinary shares (as defined below) cannot be tendered by means of this ADS Letter of Transmittal (which is exclusively for use in respect of ADSs (as defined below)). If you hold ordinary shares, you should use the Share Form of Acceptance for tendering such ordinary shares into the U.S. Offer by following the instructions set forth therein.

Questions and requests for assistance may be directed to:

17 State Street, 10th Floor
New York, NY 10004

HOLDERS OF ORDINARY SHARES AND ADSs CALL TOLL-FREE
(888) 605-7580

BANKS AND BROKERS CALL COLLECT
(212) 440-9800

2

DESCRIPTION OF AMERICAN DEPOSITARY SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)	ADSs
(Please fill in, if blank, exactly as	Tendered
name(s) appear(s) on ADR(s))	(Please attach additional list if necessary)
Total
Number of
	ADR	ADSs	Number of
	Certificate	Evidenced by	ADSs
	Number(s)(1)	ADRs(1)	Tendered(2)

Total ADSs Tendered
(1) Need not be completed for book-entry transfers.
(2) Unless otherwise indicated, it will be assumed that all ADSs represented by ADRs delivered to the U.S. Tender Agent are being tendered hereby. See Instruction 4.

You have received this ADS Letter of Transmittal in connection with the offer by Acciona, S.A., a Spanish corporation, (“Acciona”) and Enel Energy Europe S.r.L., an Italian limited liability company, (“EEE” and, together with Acciona, the “Offerors”), to acquire all the outstanding ordinary shares, par value €1.20 per share (the “ordinary shares”), and American depositary shares (the “ADSs”, and together with the ordinary shares, the “Endesa securities”) of Endesa, S.A., a Spanish corporation (“Endesa”), at a price of €40.16 in cash for each ordinary share and each ADS, upon the terms and subject to the conditions of the U.S. offer (the “U.S. Offer”) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the offer to purchase, dated July 30, 2007 (the “U.S. Offer to Purchase”). The Offerors are also making a separate, concurrent Spanish offer (the “Spanish Offer” and, together with the U.S. Offer, the “Offers”) for the ordinary shares. This ADS Letter of Transmittal relates only to the U.S. Offer and should be read in conjunction with the U.S. Offer to Purchase.

Delivery of this ADS Letter of Transmittal, American depositary receipts (“ADRs”) evidencing ADSs (or book-entry transfer of such ADSs) and any other required documents to The Bank of New York, the U.S. Tender Agent, will (without any further action by the U.S. Tender Agent) constitute acceptance, subject to the withdrawal rights described in Section 8 (“Withdrawal Rights”) of the U.S. Offer to Purchase, by such holders of the U.S. Offer with respect to such ADSs (and the ordinary shares represented thereby), upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

Holders of ADSs tendered in the U.S. Offer and accepted for payment will receive the consideration for such securities in cash, by check (converted into U.S. dollars, to the extent practicable, on the date that the consideration is received by the U.S. Tender Agent at the then prevailing spot market rate applicable to similar transactions and net of any expenses incurred by the U.S. Tender Agent in converting the cash consideration into U.S. dollars).

This ADS Letter of Transmittal is to be used either if the ADRs evidencing ADSs are to be forwarded herewith or, unless an agent’s message is utilized, delivery of ADSs is to be made by book-entry transfer to the U.S. Tender Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures for book-entry transfer set forth in Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase. Delivery of this ADS Letter of Transmittal to DTC does not constitute delivery to the U.S. Tender Agent.

If you cannot complete the tender of your ADSs in the manner described above on a timely basis, you may nevertheless be able to tender your ADSs by following the procedures for guaranteed delivery. For more information, see Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase.

In the event of an inconsistency between the terms and procedures in this ADS Letter of Transmittal and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

Questions and requests for assistance regarding the appropriate method for tendering your ADSs may be directed to Georgeson, the Information Agent, at the telephone number or address set forth on the last page of this ADS Letter of Transmittal.

☐	Check here if tendered ADSs are being delivered by book-entry transfer to the U.S. Tender Agent’s account at DTC and complete the following (only DTC participants may deliver ADSs by book-entry transfer):

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

☐	Check here if tendered ADSs are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the U.S. Tender Agent and complete the following:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If a holder of ADSs wishes to tender into the U.S. Offer and ADRs representing such ADSs or any other required documents cannot be delivered to the U.S. Tender Agent or the procedures for book-entry transfer cannot be completed, in each case, before the expiration of the acceptance period under the U.S. Offer, such holder’s acceptance of the U.S. Offer may nevertheless be effected by following the procedures for guaranteed delivery as described in Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase.

NOTE: SIGNATURES MUST BE PROVIDED ON PAGES 8 (THIS ADS LETTER OF TRANSMITTAL) AND
13 (SUBSTITUTE IRS FORM W-9) BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby instructs the U.S. Tender Agent to accept the U.S. Offer on behalf of the undersigned with respect to the above-described ADSs (which shall be deemed to include, without limitation, the ordinary shares represented thereby), upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

The undersigned hereby acknowledges that delivery of this ADS Letter of Transmittal, ADRs evidencing tendered ADSs (or book-entry transfer of such ADSs) and any other required documents to the U.S. Tender Agent in connection herewith will (without any further action by the U.S. Tender Agent) constitute acceptance, subject to the withdrawal rights described in Section 8 (“Withdrawal Rights”) of the U.S. Offer to Purchase, of the U.S. Offer by the undersigned with respect to such ADSs, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), and effective upon the expiration of the acceptance period under the U.S. Offer, and if the undersigned has not validly withdrawn his or her acceptance, the undersigned hereby:

(a) sells, assigns and transfers all right, title and interest in and to the above-described ADSs and, to the extent paid after the date of acceptance for payment of Endesa securities tendered under the U.S. Offer, any and all cash dividends, distributions, rights, other ADSs or other securities issued or issuable in respect of such ADSs (collectively, “Distributions”); and

(b) irrevocably constitutes and appoints the U.S. Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such ADSs and any Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) with respect to such ADSs, (i) to deliver the ADRs evidencing such ADSs and any Distributions or, if tender is by book-entry transfer, accept transfer of such ADSs and any Distributions on the account books maintained at DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Offerors, (ii) to surrender such ADSs to the depositary for Endesa’s ADR program for the purpose of withdrawing the underlying ordinary shares, (iii) to instruct the depositary for Endesa’s ADR program to deliver the certificates evidencing the ordinary shares underlying such ADSs, or transfer ownership of such ordinary shares underlying such ADSs (and any Distributions) on the account books maintained with respect to such ordinary shares at Iberclear (the Spanish central securities depositary), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Offerors, (iv) to cause the U.S. Tender Agent’s Spanish custodian bank, Santander Investment S.A., to forward the ordinary shares underlying such ADSs to the governing bodies of the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges as part of the Spanish centralizing and settlement procedures in accordance with Spanish regulation and practice following the expiration of the acceptance period under the U.S. Offer and (v) to receive all benefits and otherwise exercise all rights of beneficial ownership of such ADSs (and any Distributions).

The undersigned agrees that the Offerors may instruct the U.S. Tender Agent to take the actions specified in clauses (b)(i), (ii), (iii) and (iv) from the immediately preceding paragraph prior to acceptance by the Offerors of those ADSs tendered in the U.S. Offer. The Offerors shall not have the rights specified in clause (b)(v) from the immediately preceding paragraph until it has irrevocably accepted those ADSs tendered in the U.S. Offer. Upon acceptance by the Offerors of tendered ADSs in the U.S. Offer, the undersigned shall have no further rights with respect to those ADSs, except that the undersigned shall have the right to receive from the Offerors the consideration in accordance with the U.S. Offer.

The undersigned hereby irrevocably appoints each designee of the Offerors the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to vote at any meeting of Endesa’s security holders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the ADSs (and any Distributions) tendered hereby and accepted for payment by the Offerors. This appointment will be effective if and when, and only to the extent that, the Offerors accept such ADSs for payment pursuant to the U.S. Offer following the waiver or satisfaction of the conditions to the U.S. Offer. This power of attorney and this proxy are irrevocable and are granted in consideration of the acceptance for payment of such ADSs upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment). Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such ADSs (and any Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the beneficial ownership of the ADSs tendered hereby (and any Distributions) and that, when the same are accepted for payment by the Offerors, the Offerors will acquire good, marketable and unencumbered title thereto (and to any Distributions), free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The undersigned shall, upon request, execute and deliver any additional documents deemed by the U.S. Tender Agent or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the ADSs (and any Distributions) tendered hereby.

The undersigned agrees to ratify each and every act or thing which may be done by any authorized representative, or other person nominated by the Offerors or their respective agents, as the case may be, in the exercise of his or her powers and/or authorities hereunder.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as provided in the U.S. Offer to Purchase, this tender is irrevocable.

The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by the Offerors, constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment). Without limiting the foregoing, if the consideration paid in the U.S. Offer is amended, the consideration paid to the undersigned will be the amended consideration notwithstanding the fact that a different consideration is stated in this ADS Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the U.S. Offer to Purchase, the Offerors may not be required to accept for payment any of the ADSs tendered hereby. Under no circumstances will interest be paid by the Offerors on the purchase price of the Endesa securities regardless of any extension of the U.S. Offer or any delay in making such payment.

The undersigned acknowledges that in the event that Endesa pays any dividend prior to the date of acceptance for payment of Endesa securities tendered under the U.S. Offer, the consideration offered for each ADS shall be reduced by an amount equivalent to the gross dividend distributed per ordinary share. See Section 3 (“Consideration”) of the U.S. Offer to Purchase. If the Offerors reduce the consideration as described above, the Offerors will disseminate an announcement of the reduction through a press release and by placing an advertisement in a newspaper of national circulation in the United States. The Offerors will also file this announcement with the U.S. Securities and Exchange Commission via the EDGAR filing system on the date that the announcement is made.

If acceptance has been made in respect of ADSs, then a separate acceptance in respect of the ordinary shares represented by such ADSs may not be made.

In the event that the box entitled “Special Payment Instructions” is not completed, the undersigned hereby instructs the U.S. Tender Agent (a) to issue a check for the consideration (converted into U.S. dollars as described below) for the ADSs tendered and accepted for payment to the undersigned and/or (b)(i) in the case of ADSs held in certificated form, to issue or return any ADRs in the name(s) of the undersigned for ADSs not tendered or not accepted for payment or (ii) in the case of ADSs held in book-entry form, to credit the account at DTC of the undersigned for ADSs not accepted for payment. In the event that the box entitled “Special Payment Instructions” is completed, the undersigned hereby instructs the U.S. Tender Agent (a) to issue a check for the consideration (converted into U.S. dollars as described below) for the ADSs tendered and accepted for payment to the person(s) so indicated and/or (b)(i) in the case of ADSs held in certificated form, issue or return any ADRs in the name(s) of the person(s) so indicated for ADSs not tendered or not accepted for payment or (ii) in the case of ADSs held in book-entry form, credit the account at DTC of the person(s) so indicated for ADSs not accepted for payment.

In the event that the box entitled “Special Delivery Instructions” is not completed, the undersigned hereby instructs the U.S. Tender Agent to mail (a) a check for the consideration (converted into U.S. dollars as described below) for the ADSs tendered and accepted for payment to the undersigned and/or (b) in the case of ADSs held in certificated form, any ADRs for ADSs not accepted for payment (and accompanying documents, as appropriate) to the undersigned at the address(es) shown below the undersigned’s signature(s). In the event that the box entitled “Special Delivery Instructions” is completed, the undersigned hereby instructs the U.S. Tender Agent to mail (a) a check for the consideration (converted into U.S. dollars as described below) for the ADSs tendered and accepted for payment to the person(s) so indicated and/or (b) any ADRs for ADSs not accepted for payment (and accompanying documents, as appropriate) to the person(s) so indicated.

The consideration received under the U.S. Offer will, to the extent practicable, be converted into U.S. dollars on the day that it is received by the U.S. Tender Agent at the then-prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred by the U.S. Tender Agent in converting the cash consideration into U.S. dollars, to tendering holders of ADSs. Thus, the exact amount of consideration will not be determined at the time of tender. The holders of ADSs who tender such ADSs in the U.S. Offer will be paid approximately two weeks following the expiration of the acceptance period of the U.S. Offer.

Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), this ADS Letter of Transmittal shall not be considered complete and valid, and payment of the consideration under the U.S. Offer shall not be made, until the ADRs evidencing tendered ADSs or, in the case of a book-entry transfer, book-entry confirmation, in respect of which the U.S. Offer is being accepted and any other required documents have been received by the U.S. Tender Agent at one of its addresses set forth on the first and last pages of this ADS Letter of Transmittal.

☐	Check here if ADR certificates have been lost, destroyed or stolen. See Instruction 12.

Number of ADSs represented by lost, stolen or destroyed ADRs:

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the consideration with respect to the ADSs purchased is to be issued in the name of someone other than the undersigned, if ADRs for ADSs not tendered or not accepted for payment are to be issued in the name of someone other than the undersigned or if ADSs tendered hereby and delivered by book-entry transfer that are not accepted for payment are to be returned by credit to an account maintained at DTC other than the account indicated above.

Issue ☐  Check and/or ☐  ADRs to:

Name(s):
(Please Print: First, Middle and Last Name)

Address:

(Include ZIP Code)

(Taxpayer Identification or Social Security Number)

☐	Credit ADSs tendered by book-entry transfer that are not accepted for payment to the DTC account set forth below:

(DTC Account Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the consideration with respect to ADSs purchased and/or ADRs evidencing ADSs in respect of which the offer is not accepted or which are not purchased are to be mailed to someone other than the undersigned, or to the undersigned at the address other than shown above.

Deliver ☐  Check and/or ☐  ADRs to:

Name(s):
(Please Print: First, Middle and Last Name)

Address:

(Include ZIP Code)

IMPORTANT — SIGN HERE
(Please also complete Substitute Form W-9 included herein)

Sign Here:

Sign Here:
(Signature(s) of Owner(s))

Dated:  , 2007

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the ADRs evidencing the ADSs or by person(s) to whom ADRs surrendered have been assigned and transferred, as evidenced by endorsement, stock powers and other documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Name(s):

Capacity (Full Title):

(See Instruction 5)

Address:
(Include ZIP Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)
(For use by eligible institutions only; see Instructions 1 and 5)

Authorized Signature(s):

Name:

Name of Firm:

Address:

(Include ZIP Code)

Area Code and Telephone Number:

Dated:  , 2007

Place medallion guarantee in space below:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the U.S. Offer

1. Guarantee of Signatures.  No signature guarantee is required on this ADS Letter of Transmittal if (a) this ADS Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this section, includes any participant in DTC’s system whose name appears on a security position listing as the owner of the ADSs) of ADSs tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this ADS Letter of Transmittal or (b) such ADSs are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an “eligible institution”). In all other cases, all signatures on this ADS Letter of Transmittal must be guaranteed by an eligible institution. See Instructions 5 and 7.

2. Requirements of Tender.  This ADS Letter of Transmittal is to be completed by holders of ADSs if ADRs evidencing ADSs are to be forwarded herewith or, unless an agent’s message is utilized, if tenders are to be made pursuant to the procedure for tender by book-entry transfer as described in Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase. ADRs evidencing tendered ADSs, or confirmation of a book-entry transfer into the U.S. Tender Agent’s account at DTC of ADSs delivered by book-entry transfer (“book-entry confirmation”), as well as this ADS Letter of Transmittal properly completed and duly executed (with any required signature guarantees) or, in the case of a book-entry transfer, an agent’s message, and any other documents required by this ADS Letter of Transmittal, must be received by the U.S. Tender Agent at one of its addresses set forth on the first and last pages of this ADS Letter of Transmittal prior to the expiration of the acceptance period under the U.S. Offer. If ADRs are forwarded to the U.S. Tender Agent in multiple deliveries, a properly completed and duly executed ADS Letter of Transmittal must accompany each such delivery.

The term “agent’s message” means a message transmitted via DTC’s confirmation system to, and received by, the U.S. Tender Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in DTC that the participant tendering ADSs that are the subject of such book-entry confirmation has received and agrees to be bound by the terms and conditions of the ADS Letter of Transmittal and that the Offerors may enforce such agreement against the participant.

Holders of ADSs whose ADRs representing such ADSs or any other required documents cannot be delivered to the U.S. Tender Agent or who cannot complete the procedures for book-entry transfer, in each case, before the expiration of the acceptance period under the U.S. Offer may tender their ADSs into the U.S. Offer by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the procedures for guaranteed delivery as described in Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase. Pursuant to the procedures for guaranteed delivery, (a) such tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Offerors, must be received by the U.S. Tender Agent prior to the expiration of the acceptance period under the U.S. Offer and (c) within three New York Stock Exchange trading days after the date of the receipt of the Notice of Guaranteed Delivery by the U.S. Tender Agent, the following must be received by the U.S. Tender Agent: (i) in the case of ADSs held in certificated form, the ADRs evidencing such ADSs, in proper form for transfer, together with a properly completed and duly executed ADS Letter of Transmittal (with any required signature guarantees) and any other documents required by this ADS Letter of Transmittal or (ii) in the case of ADSs held in book-entry form, confirmation of a book-entry transfer of such ADSs to the account of the U.S. Tender Agent at DTC, together with (A) a properly completed and duly executed ADS Letter of Transmittal (with any required signature guarantees) or an agent’s message and (B) any other documents required by the ADS Letter of Transmittal.

The method of delivery of this ADS Letter of Transmittal, ADRs evidencing ADSs and any other required documents, including delivery through DTC, is at the sole option and risk of the tendering holder of ADSs, and delivery will be deemed made only when actually received by the U.S. Tender Agent (including, in the case of book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted and no fractional ADSs will be purchased. All tendering holders of ADSs, by execution of this ADS Letter of Transmittal, waive any right to receive any notice of the acceptance of their ADSs for payment.

All questions as to the form and validity (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by the Offerors, in their reasonable discretion, which determination shall be final and binding (subject to a party’s ability to seek judicial review of any determination). The Offerors reserve the absolute right to reject any or all tenders of ADSs determined by the Offerors not to be in proper form or the acceptance for payment or of payment for which may, in the opinion of the Offerors’ counsel, be unlawful. The Offerors also reserve the absolute right to waive any defect or irregularity in any tender of ADSs. None of the Offerors, Endesa, the U.S. Tender Agent, the Information Agent, Iberclear or any other person will be under any duty to give notification of any defect or irregularity in any tender or incur any liability for failure to give any such notification.

3. Inadequate Space.  If the space provided herein is inadequate, the certificate numbers of the ADRs (if applicable), the total number of ADSs evidenced by such ADRs, the number of ADSs tendered and any other required information should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this ADS Letter of Transmittal is signed.

4. Partial Tenders.  (Not applicable to holders of ADSs who tender their ADSs by book-entry transfer.) If fewer than all of the ADSs are to be tendered, fill in the number of ADSs that are to be tendered in the box entitled “Number of ADSs Tendered.” In this case, new ADRs for the ADSs that were evidenced by your old ADRs, but were not tendered by you, will be sent to you, unless otherwise provided in the box entitled “Special Payment Instructions” and/or “Special Delivery Instructions” on this ADS Letter of Transmittal, as soon as practicable after the expiration of the acceptance period under the U.S. Offer. All ADSs delivered to the U.S. Tender Agent will be deemed to have been tendered into the U.S. Offer unless otherwise indicated.

5. Signatures on ADS Letter of Transmittal, Stock Powers and Endorsements.  If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the ADRs without alteration.

If any of the ADSs evidenced by ADRs tendered hereby are held of record jointly by two or more owners, each owner must sign this ADS Letter of Transmittal.

If any of the tendered ADSs are registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registrations of ADRs. If this ADS Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit proper evidence satisfactory to the Offerors of the authority of such person to so act.

If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required unless payment is to be made or ADRs for ADSs not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such ADRs or stock powers must be guaranteed by an eligible institution.

If this ADS Letter of Transmittal is signed by a person other than the registered holder(s) of the ADRs listed and transmitted hereby, the ADRs must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the ADRs. Signature(s) on any such ADRs or stock powers must be guaranteed by an eligible institution.

6. Stock Transfer Taxes.  If payment of the consideration is to be made to, or if ADRs representing ADSs not tendered or not accepted for payment are to be issued in the name of, any person other than the registered holder(s), or if tendered ADRs are registered in the name of any person other than the person(s) signing this ADS Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the consideration paid for such tendered ADSs unless evidence satisfactory to the Offerors of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADRs transmitted hereby.

7. Special Payment and Delivery Instructions.  If a check is to be issued in the name of, and/or ADRs representing ADSs not tendered or not accepted for payment are to be issued or returned to, a person other than the person(s) signing this ADS Letter of Transmittal or if a check and/or such ADRs are to be returned to a person other than the person(s) signing this ADS Letter of Transmittal or to an address other than that shown in this ADS Letter of Transmittal, the appropriate boxes on this ADS Letter of Transmittal must be completed. Holders who hold their ADSs through DTC may request that ADSs not accepted for payment be credited to an account maintained at DTC as designated under “Special Payment Instructions.” If no such instructions are given, such ADSs not accepted for payment will be returned by crediting such holder’s account at DTC.

8. Taxpayer Identification Number and Backup Withholding.  Under U.S. Federal income tax law, a holder of ADSs whose ADSs are accepted for payment is required to provide the U.S. Tender Agent with such holder’s correct Taxpayer Identification Number (“TIN”) (e.g., social security number or employer identification number) on the Substitute Form W-9 included herewith or otherwise establish a basis for exemption from backup withholding. If ADSs are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. Failure to provide a correct TIN or an adequate basis for exemption may subject the surrendering holder to applicable backup withholding (at the applicable rate, currently 28%) on the consideration and to a penalty imposed by the IRS.

If the tendering holder of ADSs has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If a TIN has been applied for and the U.S. Tender Agent is not provided with a TIN before payment is made, the U.S. Tender Agent will backup withhold (at the applicable rate, currently 28%) on all payments to such surrendering holder of any consideration due for such holder’s ADSs.

Certain holders of ADSs (including, for example, corporations and certain foreign persons) are exempt from backup withholding requirements. Exempt holders should indicate their exempt status on the Substitute Form W-9. In order for a foreign person to qualify as an exempt recipient, such person must submit to the U.S. Tender Agent a statement on Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such person’s exempt status. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the U.S. Tender Agent is required to withhold 28% of any payments to be made to the holder of ADSs or other payee. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The U.S. Tender Agent cannot refund amounts withheld by reason of backup withholding.

Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance.

9. Holders of Ordinary Shares.  Ordinary shares cannot be tendered by means of this ADS Letter of Transmittal (which is exclusively for use in respect of ADSs). If you hold ordinary shares, you should use the Share Form of Acceptance for tendering such ordinary shares into the U.S. Offer by following the instructions set forth therein. To obtain a copy of the Share Form of Acceptance, contact the Information Agent at the addresses or telephone number set forth on the last page of this ADS Letter of Transmittal.

10. Requests for Assistance or Additional Copies.  Questions and requests for assistance or additional copies of the U.S. Offer to Purchase, this ADS Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the addresses or telephone number set forth on the last page of this ADS Letter of Transmittal.

11. Waiver of Conditions.  The conditions of the U.S. Offer may be waived by the Offerors at the times and in the manner described in Section 5 (“Conditions to the U.S. Offer”) of the U.S. Offer to Purchase.

12. Lost, Destroyed or Stolen Certificates.  If any ADR representing an ADS has been lost, destroyed or stolen, the holder of such ADS should promptly notify Citibank, N.A., the depositary for the Endesa ADR program. The holder of the ADS will then be instructed as to the steps that must be taken in order to replace the ADR. This ADS Letter of Transmittal and any other required documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

13. Currency of Payment.  The consideration paid in the U.S. Offer to tendering holders of ADSs will, to the extent practicable, be converted into U.S. dollars on the date that it is received by the U.S. Tender Agent at the then prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred by the U.S. Tender Agent in converting the cash consideration into U.S. dollars, to tendering holders of ADSs.

PAYER’S NAME: THE BANK OF NEW YORK, AS U.S. TENDER AGENT

PAYEE’S NAME:

PAYEE’S ADDRESS:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification
Part I: Taxpayer Identification
Number (TIN)

Social Security Number
OR

Employer Identification Number
(If awaiting TIN write ‘‘Applied For” and
complete Part III and the Certificate of
Awaiting Taxpayer Identification Number)
Part II: For Payees Exempt from
Backup Withholding

For Payees Exempt from Backup withholding, see the enclosed Guidelines for Certification of Taxpayer Indentification Number on a Substitute Form W-9 and complete as instructed therein.

Part III: — Certification —
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

	Signature of U.S. person	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me pursuant to the tender offer will be withheld.

Signature	Date

THE INFORMATION AGENT FOR THE U.S. OFFER IS:

17 State Street, 10th Floor
New York, NY 10004

HOLDERS OF ORDINARY SHARES AND ADSs CALL TOLL-FREE
(888) 605-7580

BANKS AND BROKERS CALL COLLECT
(212) 440-9800

THE U.S. TENDER AGENT FOR THE U.S. OFFER IS:

BY MAIL	BY HAND	BY OVERNIGHT DELIVERY
The Bank of New York	The Bank of New York	The Bank of New York
Endesa, S.A.	Reorganization Services	Endesa, S.A.
P.O. Box 859208	101 Barclay Street	161 Bay State Drive
Braintree, MA 02185	Receive and Deliver Window	Braintree, MA 02184
Street Level
New York, NY 10286

BY FACSIMILE TRANSMISSION
(FOR ELIGIBLE INSTITUTIONS ONLY)
(781) 930-4939

CONFIRMATION RECEIPT OF FACSIMILE BY
TELEPHONE ONLY
(781) 930-4900

Questions and requests for assistance may be directed to the Information Agent at the telephone number or address set forth above. Additional copies of the U.S. Offer to Purchase, this ADS Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may also be obtained from the Information Agent, and will be furnished promptly at the Offerors’ expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.